EXHIBIT F

AFFILIATE JOINDER AGREEMENT TO THE VOTING AGREEMENT

The undersigned is executing and delivering this Affiliate Joinder Agreement pursuant to that certain Voting Agreement, dated as of May 5, 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Voting Agreement”) by and between (i) SL Globetrotter, L.P., (ii) Global Blue Holding L.P., and (iii) CK Opportunities Fund I, LP (the “Initial Investor Holder”). Capitalized terms used but not defined in this Affiliate Joinder Agreement shall have the respective meanings ascribed to such terms in the Voting Agreement.

By executing and delivering this Affiliate Joinder Agreement to the Voting Agreement, the undersigned hereby adopts and approves the Voting Agreement and agrees, effective commencing on the date hereof to become a party to the Voting Agreement as the “Initial Investor Holder” and to be bound by and comply with the provisions of the Voting Agreement applicable to the Initial Investor Holder, in the same manner as if the undersigned were an original signatory to the Voting Agreement.

The administrative details of the undersigned for the purposes of Section 7.6 of the Voting Agreement are as follows:

Address:	CK Opportunities Wolverine S.à r.l., c/o Knighthead Capital Management, LLC, 280 Park Avenue, 22nd Floor, New York, New York 10017
Email:	ltorrado@knighthead.com
Attention:	Laura Torrado

Address:	CK Opportunities Wolverine S.à r.l., c/o Certares Management LLC, 350 Madison Avenue, 8th Floor, New York, New York 10017
Email:	tom.lamacchia@certares.com
Attention:	Tom LaMacchia

The undersigned acknowledges and agrees that Article VII of the Voting Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, CK Opportunities Wolverine S.à r.l. has executed and delivered this Affiliate Joinder Agreement as of May 23, 2022

/s/ Tom LaMacchia
(Signature)

Address:	c/o Certares Management LLC
350 Madison Avenue, 8th Floor
New York, New York 10017

Email address: tom.lamacchia@certares.com

/s/ Laura Torrado
(Signature)

Address:	Knighthead Capital Management, LLC
280 Park Avenue, 22nd Floor
New York, New York 10017

Email address: ltorrado@knighthead.com